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Exhibit 23.3

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 26, 2003, with respect to the financial statements of Safway Formwork Systems LLC included in the Registration Statement (Form S-4 No. 333-107071) and related Prospectus of Dayton Superior Corporation for the exchange of $165,000,000 of their 10 3/4% Senior Second Secured Notes due 2008.

Ernst & Young LLP
Milwaukee, WI
February 9, 2004

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Consent of Ernst & Young LLP, Independent Auditors